UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2014

ALLIED NEVADA GOLD CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
(775) 358-4455
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On May 5, 2014, Allied Nevada Gold Corp. (the “Company”) issued a press release reporting the Company’s first quarter 2014 financial and operating results. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 including the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on May 1, 2014 (the “Effective Date”), the Company’s stockholders approved the Allied Nevada Gold Corp. Performance and Incentive Pay Plan (the “Plan”). The Plan had been previously adopted by the Company’s Board of Directors, subject to stockholder approval. The Plan provides for incentive compensation to non-employee directors, officers, employees and certain consultants of the Company, including the executive officers of the Company, and consolidates into a single plan two previously existing equity compensation plans: the Allied Nevada Gold Corp. Restricted Share Plan (the “Former RSU Plan”) and the Allied Nevada Gold Corp. 2007 Stock Option Plan (the “Former Option Plan,” and together with the Former RSU Plan, the “Former Plans”). As of the Effective Date of the Plan, no further grants may be made under the Former Plans. A summary description of the Plan is set forth under the section entitled “Proposal No. 4 Approval of the Performance and Incentive Pay Plan” contained in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (“SEC”) on March 19, 2014, and is incorporated by reference herein.
On the Effective Date, a total of 4,000,000 shares became available for delivery under Plan. Additionally, any awards under the Plan that expire or are terminated for any reason without having been exercised in full, or are forfeited or settled in cash, will be available for issuance under the Plan.
The foregoing summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting held on May 1, 2014, stockholders voted on the following proposals: (1) the election of directors; (2) the approval, on an advisory basis, of named executive officer compensation; (3) the ratification of EKS&H, LLLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014; and (4) the approval of the Performance and Incentive Pay Plan. The voting results were as follows:
Proposal 1 - Election of directors
The stockholders elected the following nine directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders.

Directors	For	Withheld	Broker Non-Votes
Robert M. Buchan	42,816,512	1,283,656	27,758,222
Randy E. Buffington	43,200,432	899,736	27,758,222
John W. Ivany	41,468,127	2,632,041	27,758,222
Stephen A. Lang	43,121,454	978,714	27,758,222
Cameron A. Mingay	38,124,682	5,975,486	27,758,222
Terry M. Palmer	43,039,038	1,061,130	27,758,222
Carl A. Pescio	43,102,754	997,414	27,758,222
A. Murray Sinclair	41,396,376	2,703,792	27,758,222
Robert G. Wardell	41,439,432	2,660,736	27,758,222
Proposal 2 - Advisory vote on executive compensation
The stockholders approved, on an advisory basis, the compensation of our named executive officers for fiscal 2013.

For	Against	Abstentions	Broker Non-Votes
31,979,643	11,529,690	590,835	27,758,222
Proposal 3 - Ratification of auditors
The stockholders ratified the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

For	Against	Abstentions	Broker Non-Votes
70,633,458	830,996	393,936	—
Proposal 4 - Approval of Performance and Incentive Pay Plan
The stockholders approved the Performance and Incentive Pay Plan.

For	Against	Abstentions	Broker Non-Votes
41,618,135	1,949,293	532,740	27,758,222

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Allied Nevada Gold Corp. Performance and Incentive Pay Plan
99.1	Press release of Allied Nevada Gold Corp. dated May 5, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Allied Nevada Gold Corp. Performance and Incentive Pay Plan
99.1	Press release of Allied Nevada Gold Corp. dated May 5, 2014.